UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

AJAX I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39660	98-1554459
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

 667 Madison Avenue

New York, NY 10065

(212) 655-2685
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	AJAX.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	AJAX	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AJAX WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 18, 2021, Ajax I (the “Company”) held its 2021 annual general meeting of shareholders (the “Meeting”) as both a physical and virtual meeting, conducted via live webcast, in connection with the proposed business combination by and among the Company, Cazoo Holdings Limited (“Cazoo”) and Capri Listco (“Listco”), as described in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission and mailed to shareholders on or about July 26, 2021 (the “Proxy Statement”). Each proposal (individually a “Proposal”) voted upon at the Meeting and the final voting results are indicated below. Each Proposal voted on at the Meeting is described in detail in the Proxy Statement.

As of the close of business on June 30, 2021, the record date for the Meeting, there were approximately 80,499,090 Class A ordinary shares, par value $0.0001 per share (the “Ajax Class A Shares”), and 8,944,343 Class B ordinary shares, par value $0.0001 per share (the “Ajax Class B Shares” and, together with the Ajax Class A Shares, the “Ajax Shares”), outstanding. A total of 46,507,826 Ajax Shares, representing approximately 61.99% of the outstanding Ajax Shares entitled to vote, were present in person or by proxy, constituting a quorum.

1. The Business Combination Proposal – To consider and vote upon a proposal to approve, as an Ordinary Resolution, the business combination described in the Proxy Statement (the “Business Combination”), including the Business Combination Agreement, dated as of March 29, 2021, as amended by the First Amendment thereto, dated as of May 14, 2021, by and among Ajax, Cazoo and Listco:

Proposal No.	Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
1.	52,995,860	2,447,676	8,633

The Business Combination Proposal was approved, having received “for” votes from at least a majority of the votes cast by the holders of the Ajax Shares represented in person or by proxy and entitled to vote at the Meeting.

2. The Share Issuance Proposal – To consider and vote upon a proposal to approve, as an Ordinary Resolution, for the purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance of Listco Class C ordinary shares, par value $0.0001 per share, to Cazoo shareholders (and the Listco Class A ordinary shares, par value $0.0001 per share (the “Listco Class A Shares”), resulting from any conversion thereof) in connection with the Business Combination and the Listco Class A Shares in connection with the PIPE Investment (as defined in the Proxy Statement):

Proposal No.	Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
2.	52,955,378	2,485,829	10,962

The Share Issuance Proposal was approved, having received “for” votes from at least a majority of the votes cast by the holders of the Ajax Shares represented in person or by proxy and entitled to vote at the Meeting.

3. The Equity Incentive Plan Proposal – To consider and vote upon a proposal to approve, as an Ordinary Resolution, the Capri Listco 2021 Incentive Equity Plan, which will become effective on the closing date of the Business Combination and will be used by Listco following the closing:

Proposal No.	Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
3.	52,924,612	2,511,469	16,088

The Equity Incentive Plan Proposal was approved, having received “for” votes from at least a majority of the votes cast by the holders of the Ajax Shares represented in person or by proxy and entitled to vote at the Meeting.

Item 8.01 Other Events.

In connection with the Business Combination, shareholders of Ajax elected to redeem an aggregate of 58,214,620 Ajax Class A Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ajax I

Dated: August 18, 2021	By:	/s/ J. Morgan Rutman
Name: J. Morgan Rutman Title: Chief Financial Officer

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